EXHIBIT 99.1

Media Sciences Reports First Quarter Financial Results.

OAKLAND, N.J., November 13, 2008—Media Sciences International, Inc. [NASDAQ: MSII], the leading independent manufacturer of color toner cartridges and solid ink sticks for color business printers, today announced its quarterly financial results for the period ended September 30, 2008. The Company will host an investor conference call tomorrow morning at 8:45 a.m. ET to discuss its quarterly results.

Financial results for the quarter ended September 30, 2008 include:

•	Net revenues of $5,752,000, a $105,000 or 2% increase over the prior quarter and a $678,000 or 11% decrease year-over-year.
•	Gross margin at 46% of net revenues, unchanged year-over-year.
•	Net income of $477,000 versus net loss of $187,000 year-over-year.
•	EPS of $0.04 basic and fully diluted.

The Company’s financial position and results for the quarter were benefited by the following: (1) settlement of litigation and the receipt of non-recurring proceeds totaling $1,500,000; (2) completion of a $1,250,000 convertible debt financing to fund the capital expenditures and working capital requirements associated with the Company’s China based manufacturing operations; (3) implementation of a cost reduction plan; and (4) implementation of an inventory management initiative that helped the Company realize a $1,776,000 or 19% reduction in its inventories from the $9,216,000 reported for the prior quarter ended June 30, 2008.

CEO’s Comments

Michael W. Levin, President and CEO of Media Sciences International, Inc. commented on the Company's performance during the quarter, “We are very pleased with the success realized during the quarter in significantly improving our financial position. We were successful in raising capital in a very challenging market, and recognized a significant improvement in liquidity as a result of our inventory reduction efforts. The cost reduction plan, put into place in late July, is generating the intended savings, which will become more apparent in our second quarter. We favorably settled long-standing litigation, removing both a financial and managerial distraction. And, we continued the development of our China-based manufacturing capability aimed at increasing our inventory flexibility and improving margins. Taken together, these efforts, along with deepening and maturing relationships with our key customers, should allow us to transition the company towards profitability, and weather the current uncertain economic climate.”

Mr. Levin continued, “During the first quarter our sales team made progress in Europe, and in the office products channel in the United States. Revenues in our first quarter were up sequentially despite an increase in backorders during the quarter and the normal slow summer months in Europe. Year-over-year revenues were adversely impacted by an increase in channel rebates, the continued and expected contraction of the INKlusive program, and the discontinuance a year ago of our direct to end user Cadapult revenues. While rebates are an ordinary and customary facet of vendor programs in the office products channel, we also implement rebate programs outside of the office channel to incent growth and loyalty. With these programs we strive to increase the pace and consistency of our revenue growth.

While our business model should thrive in recessionary periods, as we offer high quality products at a substantial savings to alternative products, that benefit may be mitigated by reduced consumption of color printer supplies due to reduced work forces, reversion to black only printing and a generally slowing pace of business. That said, we remain optimistic about our ability to grow revenues in Europe and the United States through the office products channel in this economic environment.”

Revenues

Net revenues for the three months ended September 30, 2008 compared to the same period last year, decreased by $678,000 or 11% from $6,431,000 to $5,752,000. For the three months ended September 30, 2008 as compared to the same period in 2007, sales of color toner cartridges and solid inks were essentially unchanged. The year-over-year decline in revenues is primarily attributed to an increased level of customer rebates and a decrease in revenues from the Company’s INKlusive program. Also contributing to the decrease was the discontinuance of sales directly to end users by the Company’s Cadapult subsidiary and a stronger dollar impacting the Company’s Pound Sterling denominated revenues.

Net revenues were also impacted by a $263,000 increase in back-orders over the quarter, driven by unforecasted and incremental demand for certain products. At September 30, 2008 backorders totaled $463,000.

Gross Margin

The consolidated gross profit for the three months ended September 30, 2008 compared to the same period last year, decreased by $324,000 or 11% to $2,621,000 from $2,945,000. For the three months ended September 30, 2008 and 2007, gross margins were stable at 46% of net revenues.

The year-over year consistency of margins reflects a similar product (ink to toner) mix in the comparative quarters, and the substitution of higher shipping costs in the quarter ended September 30, 2007 with increased customer rebates in the quarter ended September 30, 2008. The Company’s margins reflect a portfolio of products. Generally, solid ink products generate greater margins than do toner based products. While margins within the solid ink product line are very consistent, margins within the toner-based product line vary quite significantly. As a result, the Company’s margins can vary materially, not only as a function of the solid ink to toner sales mix, but of the sales mix within the toner-based product line itself. The Company expects to see changes in margins, both favorable and unfavorable, as a result of changes in sales mix.

Research and Development

Research and development spending for the three months ended September 30, 2008, compared with the same period last year, decreased by $124,000 or 25% to $373,000 from $497,000. As compared with the prior quarter ended June 30, 2008, the Company’s research and development spending decreased by $51,000, or 12% to $373,000 from $424,000.

The quarter-over-quarter and year-over-year decrease in the Company’s research and development costs was the result of cost reduction efforts. Looking forward, we expect our research and development spending to represent a similar to slightly declining proportion of the Company’s net revenues.

Selling, General and Administrative Expense

Selling, general and administrative expense, exclusive of depreciation and amortization, for the three months ended September 30, 2008 compared to the same period last year, increased by $61,000 or 2% to $2,753,000 from $2,692,000.

The increase in selling, general and administrative expense was primarily driven by greater year-over-year business formation and start-up costs associated with the Company’s China manufacturing operations and losses recognized from foreign currency transactions. These cost increases were partially offset by lower year-over-year costs of litigation and the results of the Company’s cost reduction efforts. During the quarter, formation and start-up costs associated with the Company’s manufacturing operations in China totaled $299,000 as compared with $155,000 for the year ago quarter ended September 30, 2007. For the quarter, selling, general and administrative expense includes $100,000 of foreign currency transaction losses as the result of the U.S. dollar strengthening against the euro and the British pound. In the year ago quarter ended September 30, 2007, the Company had no material foreign exchange gains or losses as it did not begin selling in euro and pound denominated transactions until late in its fiscal second quarter ending December 31, 2007. For the three months ended September 30, 2008, litigation costs totaled $184,000, down $57,000 or 24% from the $241,000 incurred in the comparative year ago period.

Selling, general and administrative expense, exclusive of depreciation and amortization, for the three months ended September 30, 2008 includes about $163,000 of non-cash stock-based compensation expense. This compares with about $82,000 of stock-based compensation expense in the comparative year ago quarter ended September 30, 2007.

Litigation Settlement

On August 6, 2008, an agreement was reached to settle litigation with the Company’s former insurance broker. Under the terms of the agreement, the Company received a one-time payment in the amount of $1,500,000. The settlement is recorded as a reduction to operating expense during the quarter ended September 30, 2008. The settlement received represents a recovery of legal fees incurred to pursue the action and a partial recovery of product warranty expense the Company incurred during its fiscal 2002 year.

Net Income

For the three months ended September 30, 2008, the Company generated net income of $477,000 ($0.04 per share basic and diluted). This compares with a net loss of $187,000 ($0.02 per share basic and diluted) generated in the prior year for the three months ended September 30, 2007. Excluding the benefit of the non-recurring litigation settlement recognized during the quarter, the Company would have generated a net loss of about $390,000 on a pro forma basis.

China Based Manufacturing

In early October, with the proceeds of the convertible debt financing, the Company began ordering the manufacturing and related support equipment for its China based manufacturing facility and recruiting additional personnel for its operations. The Company expects the equipment and personnel to be in place by the end of December, with production beginning just after the Chinese New Year, in February 2009.

In its second phase, the Company expects these operations will provide the potential to improve toner-based product margins by an additional 700 to 1,100 basis points. The Company anticipates achieving these economies, on a gradual and progressive basis, late in its Fiscal 2010 year.

Conference Call Note

Media Sciences International, Inc. will hold a conference call to discuss annual results on Friday, November 14, 2008, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences’ web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 866.543.6403. International callers may dial 617.213.8896. The passcode for the teleconference is 99773951.

For more information on Media Sciences or its SEC filings, please visit the investor relations section of the Company’s website at www.mediasciences.com.

About Media Sciences International, Inc. (NASDAQ: MSII): Media Sciences International, Inc. (NASDAQ: MSII), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Brother®, Dell®, Epson®, Konica Minolta®, OKI®, Ricoh®, Samsung®, and Xerox® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color®—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names are used for descriptive purposes only and are the properties of their respective owners.

Forward Looking Statements

This press release contains certain forward-looking statements about our goals and prospects within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current beliefs and expectations and are subject to risks and uncertainties.  Actual results may differ materially from those included in these statements due to a variety of factors, including those factors identified in our Annual Report on Form 10-K for the year ended June 30, 2008, on file with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the time made and we assume no duty to update them, whether as a result of new information, unexpected events, future changes, or otherwise.

Non-GAAP Financial Measures

The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly title measures used by other companies.

Reconciliation of Non-GAAP Measures	Three Months Ended
	9/30/2008	6/30/2008	9/30/2007
Reported income (loss) from operations	901,005	(1,079,516)	(333,717)
Depreciation & amortization	224,905	230,212	248,107
EBITDA	1,125,910	(849,304)	(85,610)

Add-back of non-cash expenses:
Increases to inventory reserves	29,239	93,423	27,385
Stock-based compensation	155,411	146,072	82,292
	184,650	239,495	109,677

Cash EBITDA	1,310,560	(609,809)	24,067

Add-back of non-recurring items:
Litigation costs	183,695	390,752	241,508
Litigation settlement recovery	(1,500,000)	-	-
Business start-up costs	299,111	372,610	154,896
	(1,017,194)	763,362	396,404

Normalized EBITDA	293,366	153,553	420,471

Weighted Avg. Common Share Outstanding	11,716,971	11,707,964	11,470,759
- Cash EBITDA / Share - Basic	$0.11	($0.05)	$0.00
- Normalized EBITDA / Share - Basic	$0.03	$0.01	$0.04

Adjusted Weighted Avg. Shares Outstanding	11,787,659	11,707,964	11,470,759
- Cash EBITDA / Share - Diluted	$0.11	($0.05)	$0.00
- Normalized EBITDA / Share - Diluted	$0.02	$0.01	$0.04

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,
	2008	2007

NET REVENUES	$ 5,752,404	$ 6,430,890

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, shipping and freight	2,652,224	2,959,104
Depreciation and amortization	117,489	147,007
Product warranty	214,168	212,117
Shipping and freight	147,626	167,572
Total cost of goods sold	3,131,507	3,485,800

GROSS PROFIT	2,620,897	2,945,090

OTHER COSTS AND EXPENSES:
Research and development	373,052	497,366
Selling, general and administrative, excluding depreciation and amortization	2,752,907	2,692,046
Depreciation and amortization	93,933	89,395
Litigation settlement	(1,500,000)	–
Total other costs and expenses	1,719,892	3,278,807

INCOME (LOSS) FROM OPERATIONS	901,005	(333,717)

Interest expense	(102,740)	(8,500)
Interest income	48,475	16,490

INCOME (LOSS) BEFORE INCOME TAXES	846,740	(325,727)
Provision (benefit) for income taxes	369,345	(138,569)

NET INCOME (LOSS)	$ 477,395	$ (187,158)

EARNINGS (LOSS) PER SHARE
Basic	$ 0.04	$ (0.02)
Diluted	$ 0.04	$ (0.02)

WEIGHTED AVERAGE SHARES USED TO COMPUTE EARNINGS PER SHARE
Basic	11,716,971	11,470,759
Diluted	11,787,659	11,470,759

The above results of operations and following Balance Sheet and Statement of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-Q for the quarter ended September 30, 2008.  We encourage you to review the accompanying notes to these condensed consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2008	June 30,
ASSETS	(Unaudited)	2008
CURRENT ASSETS:
Cash and cash equivalents	$ 1,178,163	$ 236,571
Accounts receivable, net	3,093,903	3,082,516
Inventories	7,440,010	9,216,439
Taxes receivable	70,282	70,282
Deferred tax assets	772,288	772,288
Prepaid expenses and other current assets	315,559	285,241
Total Current Assets	12,870,205	13,663,337

PROPERTY AND EQUIPMENT, NET	3,102,434	2,472,570

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	–	260,292
Other assets	132,418	124,359
Total Other Assets	3,716,649	3,968,882

TOTAL ASSETS	$ 19,689,288	$ 20,104,789

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,460,023	3,046,563
Accrued compensation and benefits	518,064	731,744
Other accrued expenses and current liabilities	1,128,508	1,829,919
Short-term capital lease obligation	478,488	–
Income taxes payable	12,606	12,606
Accrued product warranty costs	205,563	198,666
Deferred revenue	456,109	519,139
Total Current Liabilities	4,259,361	6,338,637

OTHER LIABILITIES:
Long-term debt, less current maturities	2,343,052	2,594,209
Deferred rent liability	160,280	166,969
Convertible debt, net of discount of $486,615	763,385	–
Deferred revenue, less current portion	114,841	148,553
Deferred tax liabilities	173,008	–
Total Other Liabilities	3,554,566	2,909,731

TOTAL LIABILITIES	7,813,927	9,248,368

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Series A Convertible Preferred Stock, $.001 par value
Authorized 1,000,000 shares; none issued	–	–
Common Stock, $.001 par value; 25,000,000 shares authorized;
issued and outstanding, respectively, 11,951,035 and 11,720,520
shares in September and 11,794,101 and 11,708,964 shares in June	11,721	11,709
Additional paid-in capital	12,384,295	11,798,443
Accumulated other comprehensive income (loss)	(15,152)	29,167
Accumulated deficit	(505,503)	(982,898)
Total Shareholders' Equity	11,875,361	10,856,421

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 19,689,288	$ 20,104,789

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 477,395	$ (187,158)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	224,905	248,106
Deferred income taxes	369,345	(8,417)
Tax benefits from employee stock options	–	125,058
Provision for inventory obsolescence	29,239	27,384
Provision for bad debts	17,112	350
Stock-based compensation expense	155,411	82,292
Changes in operating assets and liabilities:
Accounts receivable	(44,346)	(957,814)
Inventories	1,754,983	(172,725)
Income taxes	–	(74,163)
Prepaid expenses and other current assets	(38,376)	93,661
Accounts payable	(1,587,317)	151,724
Accrued compensation and benefits	(212,026)	(359,556)
Other accrued expenses and current liabilities	(685,429)	283,720
Deferred rent liability	(6,689)	(16,670)
Deferred revenue	(96,742)	17,467
Net cash provided (used) by operating activities	357,465	(746,741)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(326,281)	(97,753)
Net cash used in investing activities	(326,281)	(97,753)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank credit line repayments	(251,157)	–
Bank term loan repayments	–	(36,353)
Capital lease obligation repayments	(50,000)	–
Proceeds from issuance of subordinated convertible debt	1,250,000	–
Proceeds from issuance of common stock	–	69,036
Net cash provided by financing activities	948,843	32,683
Effect of exchange rate changes on cash and cash equivalents	(38,435)	–
NET INCREASE (DECREASE) IN CASH	941,592	(811,811)

CASH, BEGINNING OF PERIOD	236,571	1,808,285

CASH, END OF PERIOD	$ 1,178,163	$ 996,474

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ 42,278	$ 8,486
Income taxes refunded	$ –	$ (180,152)

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Capital lease additions	$ 528,488	$ –

Contacts:

Media Sciences International, Inc.

Investor Contact: Kevan D. Bloomgren, Chief Financial Officer,

kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Bill Besold, Marketing Communications Director,

bbesold@mediasciences.com, 201.677.9311, ext. 299

Web site: http://www.mediasciences.com